EXHIBIT (H)(8)

                      AGREEMENT AND PLAN OF REORGANIZATION
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                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made as of this 15th day of December, 2000, by and between Principal Preservation Portfolios, Inc., a Maryland corporation ("Principal Preservation"), on behalf of the Select Value Portfolio, and Nationwide Mutual Funds, an Ohio business trust ("Nationwide"), acting on behalf of the Nationwide Value Opportunities Fund (the "Value Opportunities Fund").

                                R E C I T A L S

     WHEREAS, Principal Preservation is registered with the Securities and Exchange Commission (the "SEC") as an open-end, series, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), currently has designated nine separate series or investment portfolios, including the Select Value Portfolio, and offers separate classes of shares of its series;

     WHEREAS, Nationwide is registered with the SEC as an open-end, series, management investment company under the 1940 Act, currently has designated 37 separate series or investment portfolios, including the Value Opportunities Fund, and offers separate classes of shares of its series;

     WHEREAS, the Board of Directors of Principal Preservation and the Board  of
Trustees     of  Nationwide   have  each   approved  this   Agreement  and   the
Reorganization;

     WHEREAS, the Select Value Portfolio and the Value Opportunities Fund have similar investment objectives and principal strategies and currently are managed by the same investment adviser or sub-adviser;

     WHEREAS, the parties desire to provide for the reorganization of the Select Value Portfolio through the acquisition by Nationwide on behalf of the Value Opportunities Fund of substantially all of the property, assets and goodwill of the Select Value Portfolio in exchange for Class A and Class B shares of beneficial interest of the Value Opportunities Fund; the distribution of such shares of beneficial interest of the Value Opportunities Fund to the shareholders of the Select Value Portfolio according to their respective interests; and the dissolution of the Select Value Portfolio as soon as practicable thereafter; and

     WHEREAS, this Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     1.1 "AGREEMENT" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     1.2 "CLOSING" means the closing of the Reorganization and the other transactions contemplated by this Agreement as defined in Section 3 of this Agreement.

     1.3 "CLOSING DATE" means February 19, 2001, or such other date as the parties may mutually determine in writing, provided that all of the conditions precedent to Closing have then been satisfied (or waived).

     1.4       "CODE" means the Internal Revenue Code of 1986, as amended.

     1.5 "CUSTODIAN" means The Fifth Third Bank, acting in its capacity as custodian for the Value Opportunities Fund, including the assets of the Select Value Portfolio being transferred to the Value Opportunities Fund.

     1.6       "EFFECTIVE TIME"  means 8:00  a.m. Central  Time on  the  Closing
Date.

     1.7 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations adopted thereunder by the SEC.

     1.8 "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.4 of this Agreement.

     1.9 "1940 ACT" means the Investment Company Act of 1940, as amended, and all of the rules and regulations adopted thereunder by the SEC.

     1.10 "NATIONWIDE" means Nationwide Mutual Funds, an Ohio business trust.

     1.11 "NATIONWIDE PROSPECTUS/SAI" means the Prospectus and/or Statement of Additional Information (as the case may be), each dated January 3, 2000, as amended on February 9, 2000 and as supplemented on March 27, 2000 (as may be further supplemented hereafter), of Nationwide relating to the Value Opportunities Fund.

     1.12 "PERSON" means an individual or a corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, or other entity, as the context requires.

     1.13 "PRINCIPAL PRESERVATION" means Principal Preservation Portfolios, Inc., a Maryland corporation.

     1.14 "PRINCIPAL PRESERVATION PROSPECTUS/SAI" means the Prospectus and/or Statement of Additional Information (as the case may be), each dated May 1, 2000, as supplemented on September 29, 2000 (as may be further supplemented hereafter), of Principal Preservation relating to the Select Value Portfolio.

     1.15 "REORGANIZATION" means the transactions described in and contemplated by this Agreement, including the transfer of the Select Value Portfolio Assets (other than the Excluded Assets) to the Value Opportunities Fund in exchange for, and against delivery to the Select Value Portfolio, of Value Opportunities Fund Shares and the distribution of the Value Opportunities Fund Shares to the Select Value Portfolio Shareholders in liquidation of the Select Value Portfolio.

     1.16 "REQUIRED SELECT VALUE PORTFOLIO SHAREHOLDER VOTE" shall have the meaning specified in Section 7.4 of this Agreement.

     1.17      "SEC" means the United States Securities and Exchange Commission.

     1.18 "SECURITIES ACT" means the Securities Act of 1933, as amended, and all rules and regulations adopted thereunder by the SEC.

     1.19 "SELECT VALUE PORTFOLIO" means the Select Value Portfolio, a designated series or investment portfolio of Principal Preservation.

     1.20 "SELECT VALUE PORTFOLIO ASSETS" means the portfolio securities, cash, cash equivalents, dividend and interest receivables, and other properties, rights and assets owned by the Select Value Portfolio on the close of business on the Valuation Date.

     1.21 "SELECT VALUE PORTFOLIO SHAREHOLDERS" means the holders of record of the issued and outstanding shares of common stock of the Select Value Portfolio as of the close of business on the Valuation Date.

     1.22 "SELECT VALUE PORTFOLIO SHAREHOLDER MEETING" means a meeting of the shareholders of the Select Value Portfolio to be convened in accordance with applicable law and the Articles of Incorporation and Bylaws of Principal Preservation to consider and vote upon the approval of this Agreement and the Reorganization contemplated hereby.

     1.23 "SELECT VALUE PORTFOLIO SHARES" means the issued and outstanding shares of common stock of the Select Value Portfolio, including both Class A shares and Class B shares.

     1.24      "VALUE   OPPORTUNITIES   FUND"   means   the   Nationwide   Value
Opportunities Fund, a designated series or investment portfolio of Nationwide.

     1.25 "VALUE OPPORTUNITIES FUND SHARES" means the shares of beneficial interest, without par value, of the Value Opportunities Fund, including both Class A shares and Class B shares, to be issued pursuant to this Agreement, as described in Section 2.1 hereof.

     1.26 "VALUATION DATE" shall have the meaning set forth in Section 2.2(a) of this Agreement.

     1.27      "NORTHPOINTE"  means  NorthPointe   Capital,  LLC,  the   interim
investment adviser to the Select Value Portfolio and the sub-adviser to the Value Opportunities Fund.

2.   REORGANIZATION OF THE SELECT VALUE PORTFOLIO

     2.1 TRANSFER OF SELECT VALUE PORTFOLIO ASSETS; ISSUANCE OF VALUE OPPORTUNITIES FUND SHARES. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties contained herein, at the Effective Time, Principal Preservation on behalf of the Select Value Portfolio agrees to sell, convey, transfer and deliver all of the Select Value Portfolio Assets (except the Excluded Assets) to the Custodian on behalf of the Value Opportunities Fund in consideration of, in exchange for, and against delivery to the Select Value Portfolio of, that number of Value Opportunities Fund Shares (including, if applicable, fractional shares rounded to the nearest thousandth of one whole share) having an aggregate net asset value equal to the value of the Select Value Portfolio Assets (exclusive of the Excluded Assets), all determined as provided in Section 2.2 of this Agreement. As of the Effective Time and upon delivery of such assets to the Custodian, the Value Opportunities Fund shall receive good and marketable title to such assets free and clear of all liens, security interests, pledges, charges, claims or encumbrances of any and every kind. The Value Opportunities Fund Shares so delivered to the Select Value Portfolio shall consist of the number of both Class A and Class B shares of the Value Opportunities Fund determined in accordance with Section 2.2(c) of this Agreement, based on the relative value of the Select Value Portfolio Assets (exclusive of the Excluded Assets) attributable to the Class A and Class B shares of the Select Value Portfolio, in aggregate, outstanding as of the close of business on the New York Stock Exchange on the Valuation Date (after processing purchase and redemption requests received prior to such close of business). Immediately following receipt of the Value Opportunities Fund Shares, the Select Value Portfolio shall distribute such shares to the Select Value Portfolio Shareholders in liquidation of the Select Value Portfolio, with the Select Value Portfolio Shareholders who owned Class A shares of the Select Value Portfolio receiving Class A shares of the Value Opportunities Fund and the Select Value Portfolio Shareholders who owned Class B shares of the Select Value Portfolio receiving Class B shares of the Value Opportunities Fund.

     2.2       COMPUTATION OF NET ASSET VALUE.

               (a) When Determined. The net asset value of the Value Opportunities Fund Shares and the value of the Select Value Portfolio Assets shall, in each case, be determined as of the close of business on the New York Stock Exchange on the business day next preceding the Closing Date (the "Valuation Date").

               (b)       Valuations.    The  net   asset  value  of  the   Value
Opportunities Fund Shares (for each of Class A and Class B) shall be the net asset value per share of each class, computed in accordance with the practices and procedures of the Value Opportunities Fund described in the Nationwide Prospectus/SAI. The value of the Select Value Portfolio Assets shall be computed in accordance with the practices and procedures of the Value
Opportunities Fund described in the Nationwide Prospectus/SAI; provided, however, that such computation is consistent with the practices and policies of the Select Value Portfolio and in the event of any inconsistency the parties hereto shall confer and mutually agree on the valuation. Based on the value of the Select Value Portfolio Assets to be delivered to the Custodian pursuant to
Section 2.1 hereof, Principal Preservation shall determine the aggregate value of each of the Class A and Class B shares of the Select Value Portfolio outstanding as of the close of business on the New York Stock Exchange on the Valuation Date. The stock transfer books of the Select Value Portfolio shall be permanently closed as of the close of business on the Valuation Date, and only purchase orders and requests for the redemption of shares of the Select Value Portfolio received in proper form prior to the close of business on the New York Stock Exchange on the Valuation Date shall be accepted by the Select Value Portfolio. Purchase orders and redemption requests received thereafter shall be deemed to be purchase and redemption requests for the Value Opportunities Fund (assuming that the transactions contemplated by this Agreement have been consummated).

               (c) Value Opportunities Fund Shares. The number of Value Opportunities Fund Shares (including fractional shares, if any) to be issued hereunder shall be determined separately for each class. The number of Class A shares of the Value Opportunities Fund (including fractional shares, if any) to be issued shall be determined by dividing the aggregate value of the Class A shares of the Select Value Portfolio determined in accordance with Section 2.2(b) hereof, by the net asset value of a Value Opportunities Fund Class A share, determined in accordance with Section 2.2(b) hereof. The number of Class B shares of the Value Opportunities Fund (including fractional shares, if any) to be issued shall be determined by dividing the value of the Select Value Portfolio Class B shares determined in accordance with Section 2.2(b) hereof, by the net asset value of a Value Opportunities Fund Class B share, determined in accordance with Section 2.2(b) hereof.

               (d) Computations. All computations of value shall be made by NorthPointe (or such other Person as is responsible for regularly pricing the Value Opportunities Fund's portfolio securities). Nationwide shall cause NorthPointe (or such other Person) to deliver to Principal Preservation a copy of its valuation report at or prior to the Closing. Securities for which market quotes are not available shall be valued as mutually agreed by Nationwide and Principal Preservation.

               (e) Shadow Valuation. Promptly following the date of this Agreement, Principal Preservation and Nationwide shall each cause a valuation of the Select Value Portfolio Assets to be conducted in accordance with their respective valuation policies and practices as of the close of business on a mutually acceptable date, which in any event shall not be more than 30 days after the date of this Agreement. This shadow pricing procedure shall be repeated as of the close of business on a mutually acceptable date which is not more than 10 days prior to the Valuation Date.

     2.3       LIST OF ASSETS.

               (a) The Select Value Portfolio Assets shall consist of all property and rights, including without limitation all cash, cash equivalents, securities and dividend and interest receivables owned by the Select Value Portfolio and shown as an asset on the Select Value Portfolio's books as of the close of business on the Valuation Date.

               (b)       Promptly following the signing  of this Agreement,  the
Select Value Portfolio will provide the Value Opportunities Fund and the Custodian with a list of its assets as of a date agreed upon by the parties. On the Closing Date, the Select Value Portfolio will provide the Value Opportunities Fund with a list of the Select Value Portfolio Assets.

     2.4 EXCLUDED ASSETS. There shall be deducted from the assets of the Select Value Portfolio described in Section 2.3 all cash, cash equivalents and securities in an amount estimated by Principal Preservation to be sufficient to pay all liabilities of the Select Value Portfolio that have accrued but remain unpaid as of the close of business on the Valuation Date, including, without limitation: (a) amounts owed or to be owed to any Select Value Portfolio Shareholder, including declared but unpaid dividends and capital gains distributions; and (b) accounts payable, taxes and other accrued and unpaid expenses, if any, incurred in the normal operation of the business of the Select Value Portfolio up to and including the Closing Date and estimated to be incurred after the Closing Date in connection with winding up the affairs of, and dissolving, the Select Value Portfolio (together the "Excluded Assets").

     2.5 DECLARATION OF DIVIDENDS AND CAPITAL DISTRIBUTIONS BY THE SELECT VALUE PORTFOLIO. On or prior to the Valuation Date, the Select Value Portfolio will declare a dividend to shareholders of record of the Select Value Portfolio as of or prior to the Valuation Date so that, for the short taxable year of the Select Value Portfolio ending on the date on which the Select Value Portfolio is completely dissolved and discontinued, the Select Value Portfolio will have declared an aggregate amount of dividends which: (a) is equal to at least the sum of its net capital gain (within the meaning of Section 852(b)(3) of the Code) and ninety percent (90%) of its investment company taxable income (determined under Section 852(b)(2) of the Code, but without regard to Section 852(b)(2)(D) of the Code) for such taxable year; and (b) is sufficient to avoid any excise tax on the Select Value Portfolio under Section 4982 of the Code for the calendar year in which the Closing Date occurs, provided that the dividends that have been so declared but have not been paid on or before such Valuation Date are in fact paid by the Select Value Portfolio prior to the end of such calendar year to the shareholders of the Select Value Portfolio as of the record date for determining shareholders entitled to receive payment of such dividend.

     2.6 DISSOLUTION. Contemporaneously with the Closing, the Select Value Portfolio shall be dissolved and Principal Preservation shall pay or make provisions for all of the Select Value Portfolio's debts, liabilities, taxes and obligations of any kind, including those relating to the Excluded Assets as described in Section 2.4 hereof, and distribute all remaining assets, including the Value Opportunities Fund Shares received by it in the Reorganization and the balance, if any, of the Excluded Assets, pro rata to the Select Value Portfolio Shareholders in accordance with their ownership of Class A or Class B shares of the Select Value Portfolio, and the Select Value Portfolio shall cease to be a designated series of shares of Principal Preservation.

     2.7 ISSUANCE OF VALUE OPPORTUNITIES FUND SHARES. On the Closing Date, Principal Preservation shall instruct Nationwide Investors Services, Inc. ("NISI"), the transfer agent of the Value Opportunities Fund, to record on the books and records of the Value Opportunities Fund the interest of each of the Select Value Portfolio Shareholders in the Value Opportunities Fund Shares, in accordance with their pro rata interest in the Class A and Class B shares of the Select Value Portfolio in the name of such Select Value Portfolio Shareholder. Upon dissolution of the Select Value Portfolio, all Select Value Portfolio Shares then issued and outstanding shall thereupon be cancelled on the books of Principal Preservation. Nationwide or NISI shall forward a confirmation of to each of the Select Value Portfolio Shareholders of their ownership of the Value Opportunities Fund Shares. No redemption or repurchase of such Value Opportunities Fund Shares credited to any Select Value Portfolio Shareholder in respect of his or her Select Value Portfolio Shares which are represented by an unsurrendered stock certificate shall be permitted until such certificate has been surrendered to Nationwide or NISI for cancellation, or if such certificate is lost or misplaced, until a lost certificate affidavit has been executed and delivered to Nationwide or NISI.

     2.8 LIABILITIES AND EXPENSES. The Select Value Portfolio will use its best efforts to discharge all of its debts, liabilities, obligations and taxes when and as due prior to the Closing Date. An unaudited Statement of Assets and Liabilities of the Select Value Portfolio will be prepared by the Treasurer of the Select Value Portfolio, as of the close of business on the Valuation Date. The Statement of Assets and Liabilities of the Select Value Portfolio will be prepared in conformity with generally accepted accounting principles consistently applied from the prior audited period (except for year-end adjustments). The Value Opportunities Fund shall not assume any liability of the Select Value Portfolio on or after the Closing Date.

     2.9 TERMINATION, WINDING UP. After the Closing, the Select Value Portfolio shall not conduct any business except in connection with the winding up of its affairs and shall file, or make provision for filing of, all reports it is required by law to file. After the Closing, the Select Value Portfolio shall cease to be a designated series of Principal Preservation under Maryland law and its shares shall be deregistered under the Securities Act and applicable state securities laws.

     2.10      BOOKS AND  RECORDS.   Copies  of  all  books and  records  of  or
pertaining to the Select Value Portfolio, including those concerning its obligations under the 1940 Act, the Code, state blue sky laws or otherwise concerning this Agreement, will at Closing be delivered to the Value Opportunities Fund. Following the Closing, Select Value Portfolio shall be entitled to have access to such books and records as necessary to prepare required reports, tax returns and other documents, and, to the extent required by applicable laws, to retain copies of such books and records.

3.   CLOSING

     3.1 CLOSING DATE. The closing of the Reorganization and the other transactions contemplated hereby (the "Closing") shall take place at the Effective Time. The Closing Date shall take place no later than ten (10) calendar days following approval by Principal Preservation shareholders of this Agreement and the Reorganization and the satisfaction of all conditions precedent to Closing (except those which by their terms can be satisfied only at Closing); or such other time as may be agreed to by Nationwide and Principal Preservation in writing.

     3.2 PORTFOLIO SECURITIES. Portfolio securities held by the Select Value Portfolio and represented by a certificate or written instrument shall be presented by it or on its behalf to the Custodian for examination no later than two (2) business days preceding the Valuation Date. Such portfolio securities
(together with any cash or other assets) to be transferred to the Value Opportunities Fund pursuant to Section 2.1 hereof shall be delivered by the Select Value Portfolio to the Custodian at or prior to the Effective Time in conformity with applicable custody provisions under the 1940 Act and duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers. The portfolio securities shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price of such stamps. Portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act, or with a qualified foreign custodian under Rule 17f-5 of the 1940 Act shall be delivered at or prior to the Effective Time by book entry in accordance with customary practices of such depositories and the Custodian. The cash delivered shall be in the form of a Federal Funds wire, pursuant to the instructions provided prior to the Closing Date by Nationwide or the Custodian.

     3.3 POSTPONEMENT OF VALUATION. In the event that on the Valuation Date (a) the New York Stock Exchange or the Nasdaq Stock Market shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the New York Stock Exchange or the Nasdaq Stock Market shall be disrupted so that, in the judgment of both Nationwide and Principal Preservation, accurate appraisal of the value of the net assets of the Value Opportunities Fund or the Select Value Portfolio is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored and accurate appraisal of the value of the net assets of the Value Opportunities Fund and the Select Value Portfolio is practicable in the judgment of Nationwide and Principal Preservation. The Closing Date shall be postponed as necessary to coordinate with any such postponement of the Valuation Date.

     3.4 THE SELECT VALUE PORTFOLIO SHAREHOLDERS. Principal Preservation shall deliver to Nationwide (a) at the Closing, a list, certified by its Secretary, of the names, addresses and taxpayer identification numbers of the Select Value Portfolio Shareholders of record and the record number and class of outstanding Select Value Portfolio Shares owned by each shareholder, all as of the close of business on the Valuation Date (after giving effect to the payment of dividends and any reinvestment of such dividends, described in Section 2.5 of this Agreement), and (b) as soon as practicable after the Closing all original documentation (including Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Select Value Portfolio Shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. Nationwide shall cause NISI to issue and deliver to Select Value Portfolio Shareholders a confirmation evidencing delivery of Value Opportunities Fund Shares to be credited on the Closing Date to the Select Value Portfolio Shareholders as provided in Section 2.7 of this Agreement. At the Closing, each party shall deliver to the other such bills of sale, assignments, assumption agreements, receipts or other documents as such other party or its counsel may reasonably request to effect the consummation of the transactions contemplated by the Agreement.

4.   COVENANTS OF PRINCIPAL PRESERVATION AND NATIONWIDE

     4.1 REGISTRATION STATEMENT. Principal Preservation will prepare and Nationwide will file with the SEC a registration statement on Form N-14 under the Securities Act, relating to the Value Opportunities Fund Shares to be issued to the Select Value Portfolio shareholders pursuant to the Reorganization ("Registration Statement"). The Registration Statement shall include a combined proxy statement/prospectus, notice of meeting, form of proxy and statement of additional information ("Proxy Materials") that complies in all material respects with the applicable provisions of Section 14(a) of the Exchange Act,
Section 20(a) of the 1940 Act and Section 6 of the Securities Act. Nationwide will assist Principal Preservation with the preparation of, and will be entitled to review and revise, the Proxy Materials included in the Registration
Statement. Nationwide will further provide Principal Preservation with such other information and documents relating to the Value Opportunities Fund as are reasonably necessary for the preparation of the Registration Statement.

     4.2 SHAREHOLDERS MEETING. Principal Preservation will call a meeting of share holders of the Select Value Portfolio to consider and act upon this Agreement and take all other action necessary to obtain approval of the Reorganization contemplated hereby. Principal Preservation will prepare, with assistance from Nationwide, the Proxy Materials to be used in connection with such meetings, and Nationwide will furnish Principal Preservation with a current effective prospectus relating to the Value Opportunities Fund Shares for inclusion in the Proxy Materials and with such other information relating to the Value Opportunities Fund as is reasonably necessary for the preparation and distribution of the Proxy Materials. Promptly following the effective date of the Registration Statement, Principal Preservation will mail to each shareholder of record of the Select Value Portfolio entitled to vote at the Select Value Portfolio Shareholder Meeting the Proxy Materials (other than the statement of additional information).

     4.3 SHAREHOLDER INFORMATION. Prior to the Closing Date, Principal Preservation will provide Nationwide with such information as Nationwide reasonably requests concerning the beneficial ownership of the shares of the Select Value Portfolio.

     4.4 COOPERATION. Subject to the provisions of this Agreement, Nationwide and Principal Preservation will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the Reorganization contemplated by this Agreement.

     4.5 EARNING AND PROFITS. As promptly as practicable, but in any case within 60 days after the Closing Date, Principal Preservation shall furnish or cause to be furnished to Nationwide, such information as Nationwide reasonably requests to enable Nationwide to determine the Select Value Portfolio's earnings and profits for federal income tax purposes that will be carried over to the Value Opportunities Fund pursuant to Section 381 of the Code.

     4.6 FINAL TAX RETURNS. As soon after the Closing Date as is reasonably practicable, Principal Preservation shall prepare and file all federal and other tax returns and reports of the Select Value Portfolio required by law to be filed with respect to all periods ending through and after the Closing Date but not theretofore filed and shall deliver copies of the same to Nationwide.

     4.7 AUTHORIZATIONS TO CONTINUE THE VALUE OPPORTUNITIES FUND. Nationwide agrees to use all reasonable efforts to obtain the approvals and authorizations required by the Securities Act, the 1940 Act and such of the state Blue Sky and securities laws as it may deem appropriate to enable it to continue its operations and the operations of the Value Opportunities Fund after the Closing Date.

5.   REPRESENTATIONS AND WARRANTIES OF PRINCIPAL PRESERVATION

     Principal Preservation, on behalf of the Select Value Portfolio, represents and warrants to Nationwide as follows:

     5.1       CAPITALIZATION;   SELECT   VALUE    PORTFOLIO   SHARES.       The
capitalization of Principal Preservation consists of 1,000,000,000 shares of capital stock, par value $.001 per share, currently divided into nine separate series and offering different classes of shares within each series. The Select Value Portfolio is a diversified separate series of Principal Preservation and has a total of 55,000,000 shares authorized for issuance, consisting of 25,000,000 authorized shares of Class A Common Stock, 25,000,000 authorized shares of Class B Common Stock and 5,000,000 shares of Class C Common Stock. There are no shares of Class C Common Stock of the Select Value Portfolio issued or outstanding. All issued and outstanding shares of the Select Value Portfolio are, and at the Closing Date will be, duly and validly issued, fully paid, non-assessable, fully transferable and entitled to full voting rights. All such shares will, at the time of Closing, be held by the Persons and in the amounts and classes set forth in the list of shareholders of record provided to the Value Opportunities Fund pursuant to Section 3.4 hereof. The Select Value Portfolio does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into any of its shares.

     5.2 TITLE. The Select Value Portfolio has, and at the Closing Date will have, good and marketable title to the Select Value Portfolio Assets, subject to no liens, security interests, pledges, charges, claims or other encumbrances of any kind, and full right, power and authority to sell, convey, assign, deliver and otherwise transfer the Select Value Portfolio Assets hereunder, and upon delivery and payment for the Select Value Portfolio Assets, the Value Opportunities Fund will acquire clear title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act (other than Rule 144A, privately placed or illiquid securities, if any). No financing statement covering all or any portion of assets and naming the Select Value Portfolio, as debtor, has been filed in any public office, and the Select Value Portfolio has not signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of the Select Value Portfolio Assets.

     5.3 PROXY MATERIALS. Beginning on the effective date of the Registration Statement, at the time of the Select Value Portfolio Shareholders Meeting (and any adjournment thereof) and on the Closing Date, the written information provided by Principal Preservation for inclusion in the Proxy Materials shall be accurate and complete in all material respects, shall comply in all material respects with the provisions of the Securities Act, the Exchange Act and the 1940 Act, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading; provided, however, that no representation or warranty is made with respect to written information regarding Nationwide or the Value Opportunities Fund included in the Proxy Materials.

     5.4 NO DISTRIBUTION. The Select Value Portfolio is not acquiring the Value Opportunities Fund Shares for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

     5.5       AUTHORITY.

               (a) Principal Preservation has the full legal power and authority to enter into and perform this Agreement, and, except for obtaining the requisite approval of the Select Value Portfolio's shareholders as described in Section 7.4 hereof, the execution, delivery and performance of this Agreement and the consummation of the Reorganization contemplated by this Agreement in accordance with its terms have been duly and validly authorized and will not violate any provision of law, or the articles of incorporation or bylaws of Principal Preservation, or result in the forfeiture or cancellation of any license, permit, consent, approval, accreditation or authorization respecting the Select Value Portfolio and required in order for the Value Opportunities Fund to carry on the business of the Select Value Portfolio following the Closing, or result, or with the passage of time will result, in the violation, breach, termination, cancellation or acceleration of any provision of or constitute a default  under or  result in  the creation  of any  lien, claim  or encumbrance pursuant to any court order, judgment, decree, order or any indenture, license, permit, authorization, contract or other instrument to which Principal Preservation is a party or by which any of its properties may be bound, which would have a material adverse effect on the Select Value Portfolio Assets or the business of the Select Value Portfolio. Principal Preservation agrees to obtain, prior to the Closing Date, all consents, approvals, authorizations or orders of any kind, which shall be required to sell and transfer to the Value Opportunities Fund the Select Value Portfolio Assets and to consummate the Reorganization contemplated by this Agreement.

               (b) The Board of Directors of Principal Preservation has taken all necessary action to authorize and approve the execution, delivery and performance of this Agreement and all of the transactions contemplated hereby and, when executed and delivered and approved by the requisite number of shareholders of the Select Value Portfolio as described in Section 7.4 hereof, this Agreement will constitute the legal, valid and binding obligation of Principal Preservation, enforceable against Principal Preservation in accordance with its terms.

     5.6 OPERATIONS. Except as disclosed on Schedule 5.6 attached hereto, there has not been any material adverse change in the business, operations, financial position and assets of the Select Value Portfolio (other than changes occurring in the ordinary course of business), and the business of the Select Value Portfolio has been conducted in the usual, regular and ordinary manner in material compliance with the requirements of all federal and state laws.
Furthermore, between the date of this Agreement and the Effective Time, Principal Preservation will continue to operate the business of the Select Value Portfolio as it is presently conducted. Except as disclosed on Schedule 5.6 attached hereto, the following is true with respect to the Select Value Portfolio and the operation of the Select Value Portfolio's business:

               (a) All transactions involving the Select Value Portfolio have been accurately and fully recorded in the books and records of the Select Value Portfolio and will continue to be so recorded until the Effective Time;

               (b) The Select Value Portfolio has not sold, exchanged, conveyed or otherwise disposed, or subjected to lien, pledge, hypothecation, mortgage, or other encumbrance, any assets or properties other than sales or other transactions in the ordinary course of business, nor will the Select Value Portfolio do so from the date of this Agreement until the Effective Time;

               (c) The Select Value Portfolio has paid, and will continue to pay, its debts, obligations and liabilities, including taxes, fees, levies and assessments in the ordinary course as they have matured and will mature through the close of business on the Valuation Date;

               (d) The Select Value Portfolio has not incurred, and will not incur from the date hereof until the Effective Time, any material debt, obligation or liability (other than those incurred in the ordinary course of its business) which presently subjects, or with the passage of time or upon default will subject, its assets to any lien, claim, charge, or other encumbrance;

               (e) The Select Value Portfolio has not altered, amended, terminated or discharged and will not alter, amend, terminate or discharge from the date hereof until the Effective Time, any written or oral contract, commitment or agreement to which the Select Value Portfolio is presently a party which is required to be listed on Schedule 5.9 hereto, nor waived, nor will waive from the date hereof until the Effective Time, any material right with respect thereto, nor permitted or consented, nor will permit or consent from the date hereof until the Effective Time, to such alteration, amendment, termination or discharge, nor committed, nor will commit or cause from the date hereof until the Effective Time, a breach or default in any of the provisions thereof;

               (f) The Select Value Portfolio has not entered, and will not enter from the date hereof until the Effective Time, into any written or oral contract except in the ordinary course of business at the prices and upon the terms consistent with its past practices and which do not violate any representation, warranty or covenant of this Agreement;

               (g) The Select Value Portfolio has materially complied with all laws applicable to the conduct of its business and will continue to do so until the Effective Time.

               (h) There has not occurred any transaction or event, nor is any anticipated which does or may adversely affect the Select Value Portfolio's business or the Select Value Portfolio Assets in any material respect (other than changes occurring in the ordinary course of business), and Principal Preservation will immediately notify Nationwide upon the occurrence of any such event of which it becomes aware prior to the Effective Time.

     5.7 RIGHT TO INSPECT THE BOOKS AND RECORDS. Principal Preservation shall make available and Nationwide and its agents, attorneys, accountants, employees, contractors and other authorized representatives shall have the right, during normal business hours and upon reasonable notice, to the extent that Nationwide reasonably deems appropriate, to examine the books and records of the Select Value Portfolio, and to make such tests, surveys, investigations and other inspections in such manner as Nationwide may reasonably deem necessary, provided that such inspection will not interfere with the conduct of the Select Value Portfolio's business.

     5.8       [Intentionally omitted.]

     5.9 MATERIAL AGREEMENTS. Schedule 5.9 attached hereto lists all material contracts, agreements, understandings or other commitments of the Select Value Portfolio. The Select Value Portfolio has delivered or made available to Nationwide complete and accurate copies of all documents referred to on Schedule 5.9 attached hereto, each of which is in effect and legal, valid and enforceable against the Select Value Portfolio and, to the knowledge of Principal Preservation, legal, valid and enforceable against the other party in accordance with its terms.

     5.10 REGULATORY COMPLIANCE. Principal Preservation and the Select Value Portfolio have all licenses, permits, approvals, authorizations and registrations required by any federal, state and local laws, authorities and agencies in connection with the operation of the Select Value Portfolio's business as presently being conducted and the ownership of its assets ("Select Value Portfolio's Regulatory Approvals"), the lack of which would have a material adverse effect on the Select Value Portfolio. All such Select Value Portfolio's Regulatory Approvals are in full force and effect, and to the knowledge of Principal Preservation, no suspension or cancellation of any of them is threatened or pending. Except for the approval of the requisite number of shareholders of the Select Value Portfolio of the Agreement and the Reorganization as described in Section 7.4 hereof, there are no approvals or consents of any third parties necessary or required for Principal Preservation validly and legally to enter into this Agreement and to perform its obligations hereunder.

     5.11 ORGANIZATION AND QUALIFICATION OF PRINCIPAL PRESERVATION AND THE SELECT VALUE PORTFOLIO. Principal Preservation is duly organized and validly existing as a corporation in good standing under the laws of Maryland, has full corporate power and authority to own its assets and to conduct its business as it is now being conducted, and is duly qualified or registered to do business and is in good standing in each jurisdiction which requires such qualification or registration or is subject to no material liability by reason of its failure to be so qualified. The Select Value Portfolio is a duly designated series of capital stock of Principal Preservation. Complete and correct copies as of the date hereof of the articles of incorporation and bylaws of Principal Preservation have previously been delivered or made available to Nationwide.

     5.12      CERTAIN SEC FILINGS, MATERIALS AND FINANCIAL STATEMENTS.

               (a) Principal Preservation has heretofore furnished or made available to Nationwide complete copies of all proxy statements, registration statements, prospectuses, supplements, statements of additional information, reports, documents or other materials relating to the Select Value Portfolio filed by or on behalf of the Select Value Portfolio with the SEC on or after May 1, 2000, (collectively, the "Select Value Portfolio SEC Materials"). The Select Value Portfolio SEC Materials (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the 1940 Act, the Exchange Act and the rules and regulations under each of them, (ii) as of their respective dates did not contain any untrue statement of a material fact, and (iii) as of their respective dates did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Principal Preservation has previously furnished or made available to Nationwide the audited annual and unaudited interim financial statements listed on Schedule 5.12(b) attached hereto with respect to the Select Value Portfolio for all such periods on or after November 1, 1999 (the "Select Value Portfolio Financial Statements"). Such Select Value Portfolio Financial Statements are true and correct in all material respects and present fairly the financial position and results of operations of the Select Value Portfolio for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except for year-end adjustments and as otherwise noted therein.

     5.13 ABSENCE OF CERTAIN CHANGES. Between the date of the latest Select Value Portfolio Financial Statements and the date hereof: (a) there has been no material adverse change in the financial condition, results of operation, business, assets or liabilities of the Select Value Portfolio (other than changes occurring in the ordinary course of business, including without limitation changes in the value of the assets of the Select Value Portfolio as a result of any market correction) or the status of the Select Value Portfolio as a regulated investment company under the Code; and (b) there has not been any change in accounting methods, principles or practices of the Select Value Portfolio having a material adverse effect on the financial condition or results of operations of the Select Value Portfolio, nor any resignation of the independent certified public accountants and auditors of the Select Value Portfolio due to a conflict or disagreement with management of the Select Value Portfolio or otherwise.

     5.14 LITIGATION. No litigation, claim, action, proceeding or investigation is pending or, to the knowledge of Principal Preservation, threatened or probable of assertion against or relating to Principal Preservation or the Select Value Portfolio, before any court or governmental or regulatory authority or body acting in an investigative or adjudicative capacity seeking injunctive relief or monetary damages which (a) involves or relates to, or could otherwise affect, the Select Value Portfolio, and (b) which, if adversely determined, could have material adverse effect on the Reorganization or on the business, results of operations or financial position of the Select Value Portfolio. Neither the directors of Principal Preservation nor any affiliates of Principal Preservation is subject to any outstanding order, writ, injunction or decree relating to the Select Value Portfolio or which has had or could reasonably be expected to have a material adverse effect on the business or operations of the Select Value Portfolio or the Select Value Portfolio's compliance with applicable laws. In connection with the Select Value Portfolio, no person (as defined therein) is disqualified from, or has any investigation pending which could result in her, him or its being disqualified from, serving or acting in any capacity that is the subject of Section 9 of the 1940 Act. To the knowledge of Principal Preservation, neither Principal Preservation nor the Select Value Portfolio is under investigation for violation of any law or regulation related to or affecting its business or operations.

     5.15 CERTAIN ADDITIONAL REPRESENTATIONS AND WARRANTIES AS TO THE SELECT VALUE PORTFOLIO.

               (a) True and correct copies of all of the investment advisory or sub-advisory agreements and underwriting agreements to which Select Value Portfolio is a party and all other material agreements with respect to the Select Value Portfolio (i) have been delivered or made available to Nationwide
(ii) are and will remain in full force and effect through the Closing Date,  and
(iii) were duly approved and comply in all respects with the 1940 Act, the Exchange Act, the Investment Advisers Act of 1940 (the "Advisers Act"), all state securities laws, all requirements of the National Association of Securities Dealers, Inc. (the "NASD"), and the rules and regulations thereunder.

               (b) B.C. Ziegler and Company ("Ziegler") is the principal underwriter for the Select Value Portfolio and until September 29, 2000, was the investment adviser for the Select Value Portfolio. To the knowledge of Principal Preservation, Ziegler is and has been (i) duly registered or licensed as broker-dealer under the 1934 Act and the securities laws of each state or other jurisdiction wherein the nature of its activities in connection with such agreement requires such registration or licensing, (ii) a member in good standing of the NASD, (iii) a member in good standing in the Securities Investors Protection Corporation, with all assessments due thereto having been paid, or is not required to be such a member, and (iv) duly registered as an investment adviser under the Advisers Act.

               (c) There are no judgments, special consent judgments or SEC orders on or with regard to Principal Preservation or the Select Value Portfolio or, to the knowledge of Principal Preservation, with regard to its investment adviser, distributor, transfer agent or custodian currently in effect which have had or could reasonably be expected to have a material adverse effect on the business or operations of the Select Value Portfolio as presently conducted. All orders of exemption issued to Principal Preservation or the Select Value Portfolio by any regulatory agency, including the SEC and the Internal Revenue Service, which are necessary for the conduct of the business of Principal Preservation or the Select Value Portfolio have been obtained and are currently in full force and effect, no proceeding has been commenced to revoke any such order and, to the knowledge of Principal Preservation, no such proceeding is contemplated by any such regulatory agency.

               (d) Principal Preservation is and will continue through the Closing Date to be duly registered with the SEC as a series, open-end management investment company under the 1940 Act, and since the inception of the Select Value Portfolio and with respect to the Select Value Portfolio, has been and is in compliance with the 1940 Act, including the requirements to file semi-annual or annual reports with the SEC; the prospectuses, statements of additional information and, as applicable, sales materials of Principal Preservation on behalf of the Select Value Portfolio have been duly filed with the SEC, applicable state securities authorities and the NASD (where required to be so filed); and Principal Preservation on behalf of the Select Value Portfolio has filed with the SEC and other applicable federal or state agencies or authorities such notices or reports required under applicable federal or state laws, rules or regulations for the sale of its shares, the conduct of its business or the ownership of its assets, except, in each case, where the failure to file any such notice or report could not reasonably be expected to have a material adverse effect on the Select Value Portfolio.

               (e) Shares of the Select Value Portfolio have been duly authorized for sale and are, and since inception of the Select Value Portfolio have been, duly qualified for sale (or exempt from qualification) under the securities laws of all 50 states and any other jurisdictions in which shares of the Select Value Portfolio have been offered or sold.

               (f) Shares of the Select Value Portfolio have been duly registered under the Securities Act by means of a registration statement (or post-effective amendment thereto) on Form N-1A, said registration statement has become effective under the Securities Act, no stop order suspending the effectiveness of such registration statement has been issued, no proceedings for that purpose have been instituted or threatened by the SEC and such registration statement has remained and continues to remain effective. Such registration statement has, at all times when a prospectus with respect to the securities to which such registration statement relates has been required to be delivered, complied in all material respects with the requirements of the Securities Act and the 1940 Act, and such registration statement has not included at any time any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of the current prospectus, statement of additional information and registration statement of Principal Preservation on behalf of the Select Value Portfolio have been delivered or made available to Nationwide.

               (g) The independent public accountants for the Select Value Portfolio who have certified the financial statements of the Select Value Portfolio which have been filed with the SEC have been selected and ratified in accordance with the applicable provisions of the 1940 Act.

               (h) The Select Value Portfolio has complied and will continue to comply through the Closing Date (and thereafter as reasonably necessary to timely deposit all withheld taxes) in all material respects with all applicable laws regarding the withholding of taxes, including (without limitation), if applicable, withholding of federal income taxes under Sections 1441, 1442 and 3406 of the Code.

               (i) The Select Value Portfolio has properly prepared, executed and timely filed, or caused to be timely filed a proper request for extension with respect to, all federal, state and local tax returns for income, franchise, sales, withholding, excise and other taxes required to be filed by it and has paid all taxes, assessments, fees and other governmental charges shown on said returns or by assessment or otherwise required to be paid by it. All of such returns are complete and accurate in all material respects and have been prepared in accordance with all applicable legal requirements. No material tax liabilities, disallowances or assessments relating to the business or assets of the Select Value Portfolio have been assessed or proposed and the Select Value Portfolio is not aware of any reasonable basis for any such assessment. No tax return filed on behalf of the Select Value Portfolio is currently being audited by the Internal Revenue Service or by any state or local tax authority. The reserves and provisions, if any, for taxes on the books of the Select Value Portfolio are adequate for the payment of all taxes for the purposes and the periods to which they pertain, including through the Effective Time. Without in any way limiting the representations and warranties set forth above or in other Sections of this Agreement, the Select Value Portfolio qualifies as a "regulated investment company" under Section 851 (Subchapter M) of the Code, and has so qualified during its entire existence. The Select Value Portfolio will, at the Closing, satisfy, and consummation of the Reorganization contemplated by this Agreement will not cause it to fail to satisfy for any period, the requirements of Subchapter M of the Code. The Select Value Portfolio is not and has not been liable for tax under Section 4982 of the Code. The Select Value Portfolio has fully complied in all material respects with all applicable laws regarding all applicable information reporting requirements, including, but not limited to,
Section 6042 of the Code. The Select Value Portfolio has satisfied the requirements of Section 852(a) of the Code for each of its tax years during its entire existence. Principal Preservation will provide to Nationwide at Closing a statement of the respective tax bases of all Select Value Portfolio Assets being transferred to the Value Opportunities Fund in the Reorganization, certified by the Treasurer of Principal Preservation.

               (j) The minute books of Principal Preservation contain complete and accurate records, in all material respects, of all meetings and other corporate actions of its shareholders and boards of directors where any matters pertaining to the Select Value Portfolio were addressed or considered, including all committees thereof. Copies of all such portions of the minute books shall be made available to Nationwide as reasonably requested and as necessary to allow for the administration of the Value Opportunities Fund following the Closing Date.

               (k) The portfolio securities of the Select Value Portfolio have at all times during the Select Value Portfolio's existence been valued in accordance with Section 2(a)(41) of the 1940 Act, Rule 2a-4 thereunder and Principal Preservation's valuation procedures with respect to the Select Value Portfolio. There have been no material miscalculations of the net asset value of the Select Value Portfolio.

               (l)       The portfolio securities of the Select Value  Portfolio
include only those securities described in the Principal Preservation Prospectus/SAI and those portfolio securities purchased or disposed of after the date of the latest Select Value Portfolio Financial Statements in the ordinary course of business, all of which are consistent with the investment objectives, policies and restrictions of the Select Value Portfolio.

               (m)       The  Select   Value  Portfolio   does  not   have   any
unamortized or unpaid organizational fees or expenses.

               (n) Neither Principal Preservation nor the Select Value Portfolio is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

6.   REPRESENTATIONS AND WARRANTIES OF NATIONWIDE

     Nationwide, on behalf of the Value Opportunities Fund, represents and warrants to Principal Preservation as follows:

     6.1 CAPITALIZATION. The capitalization of Nationwide consists of an unlimited number of shares of beneficial interest, without par value. The Value Opportunities Fund offers Class A, Class B and Institutional Service Class shares. The Value Opportunities Fund Shares to be issued and delivered to the Select Value Portfolio for the account of the Select Value Portfolio Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued, fully paid, non-assessable, fully transferable, entitled to full voting rights, duly registered with the SEC pursuant to an effective Registration Statement on Form N-14, and duly registered or qualified for sale pursuant to the blue sky laws of each state where a Select Value Portfolio Shareholder resides, except where exempt from such state registration or qualification requirements. No shareholder of Value Opportunities Fund will have any preemptive right or right of subscription or purchase in respect of any such Value Opportunities Fund Shares.

     6.2       AUTHORITY OF THE VALUE OPPORTUNITIES FUND.

               (a) Nationwide has the full legal power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with their terms will not violate any provision of law, trust instruments or bylaws of Nationwide or result in the forfeiture or cancellation of any license, permit, consent, approval, accreditation or authorization respecting the Value Opportunities Fund or its business, or result in the violation, breach, termination, cancellation or acceleration of any provision of or constitute a default under or result in the creation of any lien, claim or encumbrance pursuant to any indenture, license, permit, authorization, court order, judgment, decree, contract or other instrument to which the Value Opportunities Fund is a party or by which any of its properties may be bound.

               (b) The trustees of Nationwide have taken all necessary action to authorize and approve the execution, delivery and performance of this Agreement and all of the transactions contemplated hereby, and when executed and delivered this Agreement will constitute the legal, valid and binding obligation of Nationwide, enforceable against Nationwide in accordance with its terms.

     6.3 ORGANIZATION AND QUALIFICATION OF NATIONWIDE AND THE VALUE OPPORTUNITIES FUND. Nationwide is a duly organized and validly existing business trust in full force and effect under the laws of Ohio, has full power and authority to own its assets and to conduct its business as it is now being conducted, and is duly qualified or registered to do business and is in good standing in each jurisdiction which requires such qualification or registration or is subject to no material liability by reason of its failure to be so qualified. The Value Opportunities Fund is a duly designated series of shares of beneficial interest of Nationwide, consisting of three classes: Class A, Class B and Institutional Service Class shares. Complete and correct copies as of the date hereof of the Declaration of Trust and Bylaws of Nationwide have previously been delivered or made available to Principal Preservation.

     6.4 CERTAIN SEC FILINGS, MATERIALS AND FINANCIAL STATEMENTS OF THE VALUE OPPORTUNITIES FUND.

               (a) Nationwide has heretofore furnished or made available to Principal Preservation complete copies of all proxy statements, registration statements, prospectuses, supplements, statements of additional information, reports, documents or other materials relating to the Value Opportunities Fund, filed with the SEC on or after December 30, 1999 (collectively, the "Nationwide SEC Materials"). The Nationwide SEC Materials (i) were prepared in all materials respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and the rules and regulations under each of them, (ii) as of their respective dates did not contain any untrue statement of a material fact, and (iii) as of their respective dates did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b)       Nationwide has previously  furnished or made  available
to Principal Preservation the audited annual and unaudited interim financial statements listed on Schedule 6.4 attached hereto with respect to the Value Opportunities Fund for all such periods on or after January 1, 2000 (the "Value Opportunities Fund Financial Statements"). Such Value Opportunities Fund Financial Statements are true and correct and present fairly the financial position and results of operations of the Value Opportunities Fund for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except for year-end adjustments and as otherwise noted therein.

     6.5 ABSENCE OF CERTAIN CHANGES OR EVENTS WITH RESPECT TO THE VALUE OPPORTUNITIES FUND. Between the date of the latest Value Opportunities Fund Financial Statements and the date hereof: (a) there has been no material adverse change in the financial condition, results of operations, business, assets or liabilities of the Value Opportunities Fund (other than changes occurring in the ordinary course of business, including without limitation changes in the value of the assets of the Value Opportunities Fund as a result of any market correction) or the status of the Value Opportunities Fund as a regulated investment company under the Code; and (b) there has not been any change in accounting methods, principles or practices of the Value Opportunities Fund having a material adverse effect on the financial condition or results of operations of the Value Opportunities Fund, nor any resignation of the independent certified public accountants and auditors of the Value Opportunities Fund due to a conflict or disagreement with management of the Value Opportunities Fund or otherwise.

     6.6 LITIGATION. No litigation, claim, action, proceeding or investigation is pending or, to the knowledge of Nationwide, threatened or probable of assertion against or relating to Nationwide or the Value Opportunities Fund, before any court or governmental or regulatory authority or body acting in an investigative or adjudicative capacity seeking injunctive relief or monetary damages which (a) involves or relates to, or could otherwise affect, the Value Opportunities Fund, and (b) which, if adversely determined, could have material adverse effect on the Reorganization contemplated by this Agreement or on the business, results of operations or financial position of the Value Opportunities Fund. Neither trustees of Nationwide nor any affiliates of Nationwide is subject to any outstanding order, writ, injunction or decree relating to the Value Opportunities Fund or which has had or could reasonably be expected to have a material adverse effect on the business or operations of the Value Opportunities Fund or the Value Opportunities Fund's compliance with applicable laws. In connection with the Value Opportunities Fund, no person (as defined therein) is disqualified from, or has any investigation pending which could result in her, him or its being disqualified from, serving or acting in any capacity that is the subject of Section 9 of the 1940 Act. To the knowledge of Nationwide, neither Nationwide nor the Value Opportunities Fund is under investigation for violation of any law or regulation related to or affecting its business or operations.

     6.7 REGULATORY COMPLIANCE. Nationwide and the Value Opportunities Fund have all permits, licenses, permits, approvals, authorizations and registrations required by any federal, state and local laws, authorities and agencies in connection with the operation of the Value Opportunities Fund's business as presently conducted and the ownership of its assets ("Value Opportunities Fund's Regulatory Approvals"), the lack of which would have a material adverse effect on the Value Opportunities Fund. All such Value Opportunities Fund's Regulatory Approvals are in full force and effect, and to the knowledge of Nationwide, no suspension or cancellation of any of them is threatened.

     6.8 INFORMATION IN REGISTRATION STATEMENT ON FORM N-14. The Registration Statement, including the Proxy Materials, when effective, shall comply in all material respects with the provisions of the Securities Act, the Exchange Act, the 1940 Act and the regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which such statement was made, not misleading; provided however, that no representation or warranty is made with respect to written information regarding Principal Preservation or the Select Value Portfolio included in the Proxy Materials.

     6.9 CERTAIN ADDITIONAL REPRESENTATIONS AND WARRANTIES AS TO THE VALUE OPPORTUNITIES FUND.

               (a) True and correct copies of all of the investment advisory or sub-advisory agreements and underwriting agreements to which the Value Opportunities Fund is a party or is subject and all other material agreements with respect to the Value Opportunities Fund (i) have been delivered or made available to Principal Preservation, (ii) are in full force and effect, and (iii) comply in all respects with the 1940 Act, the Exchange Act, the Advisers Act, all state securities laws, all requirements of the NASD, and the rules and regulations thereunder.

               (b) Nationwide Advisory Services, Inc. ("NAS") is the principal underwriter for the Value Opportunities Fund, and has been for all periods on or after January 3, 2000. To the knowledge of Nationwide, NAS is and has been (i) duly registered or licensed as broker-dealer under the 1934 Act and the securities laws of each state or other jurisdiction wherein the nature of its activities in connection with such agreement requires such registration or licensing, (ii) a member in good standing of the NASD, and (iii) a member in good standing in the Securities Investors Protection Corporation, with all assessments due thereto having been paid, or is not required to be such a member. Villanova Mutual Fund Capital Trust ("VMFCT") and NorthPointe are the investment adviser and sub-adviser, respectively, for the Value Opportunities Fund.

               (c) There are no judgments, special consent judgments or SEC orders on or with regard to Nationwide or the Value Opportunities Fund or, to the knowledge of Nationwide, with regard to its adviser, sub-adviser, distributor, administrator, transfer agent or custodian, currently in effect which have had or could reasonably be expected to have a material adverse effect on the business or operations of the Value Opportunities Fund as presently conducted. All orders of exemption issued to Nationwide or the Value Opportunities Fund, by any regulatory agency, including the SEC and the Internal Revenue Service, which is necessary for the conduct of the business of Nationwide or the Value Opportunities Fund have been obtained and are currently in full force and effect, no proceeding has been commenced to revoke any such order and, to the knowledge of Nationwide, no such proceeding is contemplated by any such regulatory agency.

               (d) Nationwide is, and will continue to be through the Closing Date, duly registered with the SEC as a series, open-end management investment company under the 1940 Act, and since the inception of the Value Opportunities Fund and with respect to the Value Opportunities Fund, has been and is in compliance with the 1940 Act, and the SEC regulations promulgated thereunder, including the requirements to file semi-annual or annual reports with the SEC; the prospectuses, statements of additional information and, as applicable, sales materials of Nationwide on behalf of the Value Opportunities Fund have been duly filed with the SEC, applicable state securities authorities and the NASD (where required to be so filed); and Nationwide on behalf of the Value Opportunities Fund has filed with the SEC and other applicable federal or state agencies or authorities such notices or reports required under applicable federal or state laws, rules or regulations for the sale of its shares, the conduct of its business or the ownership of its assets, except, in each case, where the failure to file any such notice or report could not reasonably be expected to have a material adverse effect on the Value Opportunities Fund.

               (e) Shares of the Value Opportunities Fund have been duly authorized for sale and are, and for at least all periods on or after January 3, 2000, have been, duly qualified for sale under the securities laws of all 50 states and any other jurisdiction in which shares of the Value Opportunities Fund have been offered or sold.

               (f) Shares of the Value Opportunities Fund have been duly registered under the Securities Act by means of a registration statement (or post-effective amendment thereto) on Form N-1A, such registration statement has become effective under the Securities Act, no stop order suspending the effectiveness of such registration statement has been issued, no proceedings for that purpose have been instituted or threatened by the SEC and such registration statement has remained and continues to remain effective. Such registration statement has, at all times when a prospectus with respect to the securities to which such registration statement relates has been required to be delivered, complied in all material respects with the requirements of the Securities Act and the 1940 Act, and such registration statement has not included at any time any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of the current prospectus, statement of additional information and registration statement of Nationwide on behalf of the Value Opportunities Fund have been delivered or made available to Principal Preservation.

               (g)       The  independent  public  accountants  for  the   Value
Opportunities Fund who have certified the financial statements of the Value Opportunities Fund which have been filed with the SEC have been selected and ratified in accordance with the applicable provisions of the 1940 Act.

               (h) The Value Opportunities Fund has fully complied in all material respects with all applicable laws regarding the withholding of taxes, including (without limitation), if applicable, withholding of federal income taxes under Sections 1441, 1442 and 3406 of the Code.

               (i) The Value Opportunities Fund has and will have on or prior to the Closing Date properly prepared, executed and timely filed, or caused to be timely filed a proper request for extension with respect to, all federal, state and local tax returns for income, franchise, sales, withholding, excise and other taxes applicable to it and has paid and will have paid all taxes, assessments, fees and other governmental charges shown on said returns or by assessment or otherwise required to be paid by it or on account of its properties and assets as of or prior to the Closing Date. All of such returns are complete and accurate in all material respects and have been prepared in accordance with all applicable legal requirements. No material tax liabilities, disallowances or assessments relating to the business or assets of any of the Value Opportunities Fund have been assessed or proposed or will have been assessed or proposed as of the Closing Date and the Value Opportunities Fund is not aware of any basis for any such assessment. No tax return filed on behalf of the Value Opportunities Fund is currently being audited by the Internal Revenue Service or by any state or local tax authorities. The reserves and provisions, if any, for taxes on the books of the Value Opportunities Fund are adequate for the payment of all taxes for the purposes and periods to which they pertain. Without in any way limiting the representations and warranties set forth above or in other Sections of this Agreement, the Value Opportunities Fund qualifies as a "regulated investment company" under Section 851 (Subchapter M) of the Code, and has so qualified during its entire existence. The Value Opportunities Fund is not and has not been liable for tax under Section 4982 of the Code. The Value Opportunities Fund has fully complied in all material respects with all applicable laws regarding all applicable information reporting requirements, including, but not limited to, Section 6042 of the Code. The Value Opportunities Fund has satisfied the requirements of Section 852(a) of the Code for each of its tax years during its entire existence.

               (j) The minute books of Nationwide contain complete and accurate records, in all material respects, of all meetings and other corporate actions of its shareholders and board of trustees where any matters pertaining to the Value Opportunities Fund were addressed or considered, including all committees thereof.

               (k) The portfolio securities of the Value Opportunities Fund have at all times during the Value Opportunities Fund's existence been valued in accordance with Section 2(a)(41) of the 1940 Act, Rule 2a-4 thereunder and Nationwide's valuation procedures for the Value Opportunities Fund. There have not been any material miscalculations of the net asset value of the Value Opportunities Fund.

               (l) The portfolio securities of the Value Opportunities Fund include only those securities described in the Nationwide Prospectus/SAI and those portfolio securities purchased or disposed of after the date of the latest Value Opportunities Fund Financial Statements in the ordinary course of business, all of which are consistent with the investment objectives, policies and restrictions of the Value Opportunities Fund.

               (m) Neither Nationwide nor the Value Opportunities Fund is under the jurisdiction of a court in a Title II or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     6.10      REPRESENTATIONS REGARDING THE REORGANIZATION.

               (a) Nationwide has no plan or intention to reacquire any of the shares of the Value Opportunities Fund issued in the Reorganization, except to the extent required by the 1940 Act to redeem any of such shares presented for redemption.

               (b) The Value Opportunities Fund has no plan or intention to sell or otherwise dispose of any of the Select Value Portfolio assets to be acquired in the Reorganization pursuant to Section 2.1 hereof, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

               (c) Following the Reorganization, the Value Opportunities Fund intends to continue the "historic business" of the Select Value Portfolio (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code).

     6.11      CONDITION  OF  VMFCT  AND  NORTHPOINTE.    To  the  knowledge  of
Nationwide:

               (a) Each of VMFCT and NorthPointe is registered as an investment adviser under the Advisers Act and in all states where it is required to be so registered. Each of VMFCT and NorthPointe is in material compliance with all laws, rules and regulations applicable to its business of providing management and other services to Nationwide and the Value Opportunities Fund. Neither VMFCT nor NorthPointe nor any affiliated person of VMFCT or NorthPointe is ineligible to serve as an employee, officer, director, member of an advisory board, investment advisor, depositor or principal underwriter of any registered investment company by reason of a conviction of a felony or misdemeanor, described in Section 9(a)(1) of the 1940 Act and is not subject to any order issued by the SEC under Section 9(b) of the 1940 Act.

               (b) No litigation, proceeding or governmental investigation or inquiry is pending or threatened against VMFCT or NorthPointe that, if determined against VMFCT or NorthPointe , would be reasonably likely to have a material adverse effect on Nationwide or the Value Opportunities Fund or on NorthPointe's ability to provide management and other services to Nationwide or the Value Opportunities Fund.

     6.12 OPERATIONS. There has not been any material adverse change in the business, operations, financial position, properties or other assets of the Value Opportunities Fund (other than changes occurring in the ordinary course of business), and the business of the Value Opportunities Fund has been conducted in the usual, regular and ordinary manner in material compliance with the requirements of all applicable federal and state laws. Furthermore, between the date hereof and the Effective Time, Nationwide will continue to operate the business of the Value Opportunities Fund as presently conducted, and Nationwide has no plan or intention to make any significant changes in the business of the Value Opportunities Fund following the Effective Time. The following is true with respect to the Value Opportunities Fund and operation of the Value Opportunities Fund's business:

               (a) All transactions involving the Value Opportunities Fund have been accurately and fully recorded in the books and records of the Value Opportunities Fund;

               (b) The Value Opportunities Fund has not sold, exchanged, conveyed or otherwise disposed of, or subjected to lien, pledge, hypothecation or other encumbrance, any assets other than sales or other transactions in the ordinary course of business;

               (c) The Value Opportunities Fund has paid its debts, obligations and liabilities, including taxes, fees, levies and assessments in the ordinary course as they have matured;

               (d) The Value Opportunities Fund has not incurred any material debt, obligation or liability (other than those incurred in the ordinary course of its business) which presently subjects, or with the passage of time or upon default will subject, its assets to any lien, claim, charge or other encumbrance;

               (e) The Value Opportunities Fund has not altered, amended, terminated or discharged any written or oral material contract, commitment or agreement to which the Value Opportunities Fund is presently a party which is required to be listed on Schedule 6.15 hereto, nor waived any material right with respect thereto, nor permitted or consented to such alteration, amendment, termination or discharge, nor committed or caused a breach or default in any of the provisions thereof;

               (f) The Value Opportunities Fund has not entered into any written or oral contract except in the ordinary course of business at the prices and upon the terms consistent with its past practices and which do not violate any representation, warranty or covenant of this Agreement;

               (g) The Value Opportunities Fund has materially complied with all laws applicable to the conduct of its business; and

               (h) There has not occurred any transaction or event, nor is any anticipated, which does or may adversely affect the Value Opportunities Fund's business or the Value Opportunities Fund's assets in any material respect (other than changes occurring in the ordinary course of business), and Nationwide will, immediately notify Principal Preservation upon the occurrence of any such event of which Nationwide becomes aware prior to the Effective Time.

     6.13 RIGHT TO INSPECT THE BOOKS AND RECORDS. Nationwide shall make available and Principal Preservation and its agents, attorneys, accountants, employees, contractors and other authorized representatives shall have the right, during normal business hours and upon reasonable notice to the extent Principal Preservation reasonably deems appropriate, to examine the books and records of the Value Opportunities Fund, and to make such tests, surveys, investigations and other inspections in such manner as Principal Preservation may reasonably deem necessary, provided that such inspection shall not interfere with the conduct of the Value Opportunities Fund's business.

     6.14      [Intentionally omitted.]

     6.15 MATERIAL AGREEMENTS. Schedule 6.15 attached hereto lists all material contracts, agreements, understandings or other commitments of the Value Opportunities Fund. The Value Opportunities Fund has delivered or made available to Principal Preservation complete and accurate copies of all documents referred to on Schedule 6.15 attached hereto, each of which is in effect and valid and enforceable against the Value Opportunities Fund and, to the knowledge of Nationwide, valid and enforceable against the other party in accordance with its terms.

     6.16 THIRD PARTY CONSENTS. Except for the effectiveness of the Registration Statement and registration with the SEC of the Value Opportunities Fund Shares to be issued in the Reorganization, there are no approvals or consents of any third parties necessary or required for Nationwide validly and legally to enter into this Agreement and to perform its obligations hereunder.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PRINCIPAL PRESERVATION

     The obligations of Principal Preservation under this Agreement are, at the option of Principal Preservation, subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Nationwide set forth in Section 6 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date. Nationwide shall have duly performed and complied in all materials respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Nationwide shall have delivered to Principal Preservation a certificate of its Chairman or Treasurer dated as of the Closing Date to the effect set forth in this Section 7.1.

     7.2 NO ADVERSE CHANGES. There shall have been no material adverse change since the date hereof in the financial condition, business, operations or assets of the Value Opportunities Fund (other than those occurring in the ordinary course of business).

     7.3 APPROVAL OF LEGAL MATTERS BY COUNSEL. There shall have been furnished to counsel for the Principal Preservation, certified copies of such corporate records of Nationwide relating to the Value Opportunities Fund and copies of such documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for Principal Preservation.

     7.4 APPROVAL BY SELECT VALUE PORTFOLIO SHAREHOLDERS. All necessary approvals of the shareholders of the Select Value Portfolio with respect to the Reorganization under this Agreement shall have been obtained. The Select Value Portfolio Shareholder Meeting shall have been duly called and held in accordance with the provisions of the 1940 Act, the Maryland General Corporation Law and the Articles of Incorporation and Bylaws of Principal Preservation, including compliance with the notice and quorum requirements thereunder, and at such meeting this Agreement and the Reorganization contemplated hereby shall have been approved by the affirmative vote of the lesser of: (a) 67% or more of the Select Value Portfolio shares present at the Select Value Portfolio Shareholder Meeting and entitled to vote, provided shareholders who are the owners of more than 50% of the Select Value Portfolio shares outstanding and entitled to vote on this Agreement and the Reorganization contemplated hereby at the Select Value Portfolio Shareholder Meeting are present at such Meeting in person or by proxy; or (b) more than 50% of the Select Value Portfolio shares outstanding and entitled to vote on approval of the Agreement at the Select Value Portfolio Shareholder Meeting (the "Required Select Value Portfolio Shareholder Vote").

     7.5 RECEIPT OF CLOSING DOCUMENTS. Principal Preservation shall have received all of the closing documents referred to in Section 9.2 hereof.

     7.6 TAX OPINION. Principal Preservation shall have received a favorable opinion from Quarles and Brady LLP (based on such representations as such firm may reasonably request), addressed to Principal Preservation, which opinion may be relied upon by the shareholders of the Select Value Portfolio, with respect to the federal income tax consequences of the Reorganization, substantially in the form attached hereto as Exhibit A.
                                             ---------

     7.7       LEGAL OPINION.   Principal  Preservation shall  have received  an
opinion from counsel to Nationwide, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.
                               ---------

     7.8 REGISTRATION STATEMENT. The Registration Statement on Form N-14 shall have become effective under the Securities Act, no stop orders suspending the effectiveness thereof shall have been issued, and no investigation or proceeding for that purpose shall have been instituted or threatened under the Securities Act.

     7.9 RELATED AGREEMENT. That certain agreement of even date herewith between Ziegler and Villanova Capital, Inc. shall have been executed and delivered.

     7.10 NO ADVERSE PROCEEDINGS. There shall be no action, suit, proceeding or claim instituted or threatened by Nationwide or any third party relating to the transactions contemplated by this Agreement which would delay or materially adversely affect the consummation of the transactions contemplated hereby.

     7.11 DIFFERENCES IN SHADOW VALUATIONS. The shadow valuations of the assets of the Select Value Portfolio conducted by Principal Preservation pursuant to Section 2.2(e) of this Agreement shall not differ by more than 0.05% from the corresponding valuations conducted by Nationwide, in each case using the smaller of the two corresponding valuations as the base line for computing the percentage variation.

     7.12 EXEMPTIVE ORDER. The SEC shall have issued an order exempting the transactions contemplated by this Agreement from Section 17(a) of the 1940 Act.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NATIONWIDE

     The obligations of Nationwide under this Agreement are, at its option, subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     8.1 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Principal Preservation set forth in Section 5 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date. Principal Preservation shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Principal Preservation shall have delivered to Nationwide on the Closing Date a certificate of its President or Vice President dated as of the Closing Date to the effect set forth in this Section 8.1.

     8.2       APPROVAL BY SELECT  VALUE PORTFOLIO SHAREHOLDERS.   The  Required
Select Value Portfolio Shareholder Vote shall have been obtained.

     8.3 NO ADVERSE CHANGES. There shall have been no material adverse changes since the date hereof in the financial condition, business, operations or assets of the Select Value Portfolio (other than changes occurring in the ordinary course of business).

     8.4 APPROVAL OF LEGAL MATTERS BY COUNSEL. There shall have been furnished to counsel for Nationwide certified copies of such corporate and business records of the Select Value Portfolio and copies of such documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby and thereby shall have been reasonably satisfactory to counsel for Nationwide.

     8.5 NO ADVERSE PROCEEDINGS. There shall be no action, suit, proceeding or claim instituted or threatened by Principal Preservation or any third party relating to the transactions contemplated by this Agreement which would delay or materially adversely affect the consummation of the transactions hereby.

     8.6 STATEMENT OF SELECT VALUE PORTFOLIO ASSETS. The Select Value Portfolio shall have delivered to the Value Opportunities Fund a statement of Select Value Portfolio Assets and its liabilities, together with a list of the Select Value Portfolio's securities and other assets showing the respective adjusted bases and holding periods thereof for income tax purposes, as of the Valuation Date, certified by the Treasurer of Principal Preservation.

     8.7 DIFFERENCES IN SHADOW VALUATIONS. The shadow valuations of the assets of the Select Value Portfolio conducted by Principal Preservation pursuant to Section 2.2(e) of this Agreement shall not differ by more than 0.05% from the corresponding valuations conducted by Nationwide, in each case using the lower of the two corresponding valuations as the base line for calculating the percentage difference.

     8.8 CERTAIN SELECT VALUE PORTFOLIO ASSETS. At the close of business on the Valuation Date, the Select Value Portfolio Assets shall include no assets that the Value Opportunities Fund, by reason of charter limitations or otherwise, may not legally acquire. Principal Preservation shall provide and Nationwide shall review a list of the assets of the Select Value Portfolio promptly following the date hereof and inform Principal Preservation of any assets which may not be acquired by the Value Opportunities Fund.

     8.9 REGISTRATION STATEMENT. The Registration Statement on Form N-14 shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued and no investigation or proceeding for that purpose shall have been instituted or threatened under the 1933 Act.

     8.10      LEGAL OPINION.   Nationwide shall have  received a legal  opinion
from Quarles & Brady LLP, counsel to Principal Preservation, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.
                                                           ---------

     8.11 TAX OPINION. Nationwide shall have received a favorable opinion from Quarles & Brady LLP (based on such representations as such firm may reasonably request) addressed to Nationwide, with respect to the federal income tax consequences of the Reorganization, substantially in the form attached hereto as Exhibit A.
          ---------

     8.12 SHAREHOLDERS LIST. The Select Value Portfolio shall have delivered to the Value Opportunities Fund a list of the Select Value Portfolio Shareholders and the number and class of shares of common stock of the Select Value Portfolio they held as of the close of business on the Valuation Date, certified by the Secretary of Principal Preservation.

     8.13 DECLARATION OF DIVIDEND. Principal Preservation shall have declared and paid a dividend or dividends and/or other distributions that, together with all previous such dividends or distributions, shall have the effect of distributing to the Select Value Portfolio Shareholders all of Select Value Portfolio's investment company taxable income (computed without regard to any deduction for dividends paid) and all of its net capital gain (after reduction for any capital loss carry-forward and computed without regard to any deduction for dividends paid) for all taxable years ending on or before the Closing Date.

     8.14 EXEMPTIVE ORDER. The SEC shall have issued an order exempting the transactions contemplated by this Agreement from Section 17(a) of the 1940 Act.

9.   CLOSING DOCUMENTS

     9.1 DOCUMENTS TO BE DELIVERED TO NATIONWIDE. Principal Preservation agrees to deliver to Nationwide on the Closing Date the following:

               (a) BILLS OF SALE, ASSIGNMENTS AND TRANSFERS. Good and sufficient bills of sale, assignments, instruments of conveyance, and other instruments of transfer, duly executed by Principal Preservation, in the forms satisfactory to Nationwide and its counsel, with covenants or warranties as shall be necessary to assign and transfer to and vest in the Value Opportunities Fund good and merchantable title to all the Select Value Portfolio Assets, free and clear of any and all liabilities, liens, claims and encumbrances except those specifically permitted by this Agreement.

               (b) OFFICER'S CERTIFICATES. Certificate of the President or Vice President of Principal Preservation, dated as of the Closing Date, certifying that the conditions precedent set forth in Section 7.1 have been fulfilled.

               (c) CERTIFICATES OF SECRETARY. Certificate of the Secretary of Principal Preservation dated as of the Closing Date certifying (i) the accuracy and effectiveness of articles of incorporation of Principal
Preservation, (ii) the accuracy and effectiveness of bylaws of Principal Preservation, (iii) the adoption, accuracy and effectiveness of board and shareholder resolutions contemplated hereby, and (iv) the incumbency of certain officers of Principal Preservation and the genuineness of the specimen signatures of those officers of Principal Preservation executing documents.

               (d) LIEN SEARCH. Good and sufficient evidence reasonably satisfactory to counsel for Nationwide that (i) there are no chattel mortgages, security interests, judgments, claims or other liens outstanding against any of the Select Value Portfolio Assets except those specifically permitted by this Agreement and (ii) the Select Value Portfolio has good, marketable title to all of the Select Value Portfolio Assets.

               (e) CERTIFICATE OF GOOD STANDING. Certificate of Good Standing regarding Principal Preservation issued as of a recent date (within 30 days of the Closing Date) by the Maryland Department of Assessments and Taxation.

               (f) COUNSEL'S OPINIONS. Opinions of counsel, addressed to Nationwide, dated as of the Closing Date, substantially in the forms attached hereto as Exhibits A and C.
          ----------     -

               (g) OTHER DOCUMENTS. Such other documents and showings as shall reasonably be required by Nationwide and its counsel.

     9.2       DOCUMENTS TO BE DELIVERED TO PRINCIPAL PRESERVATION.   Nationwide
agrees to deliver to Principal Preservation on the Closing Date the following:

               (a) OFFICER'S CERTIFICATE. Certificate of the Chairman or Treasurer of Nationwide, dated as of the Closing Date, certifying that the conditions precedent set forth in Section 8.1 have been fulfilled.

               (b) CERTIFICATE OF SECRETARY OF NATIONWIDE. A Certificate of the Secretary of Nationwide dated as of the Closing Date certifying (i) the accuracy and effectiveness of Declaration of Trust of Nationwide, (ii) the accuracy and effectiveness of Bylaws of Nationwide, (iii) the adoption, accuracy and effectiveness of the trustee resolutions contemplated hereby, and (iv) the incumbency of certain officers of Nationwide and genuineness of the specimen signatures of those officers of Nationwide executing documents.

               (c)       ISSUANCE OF  SHARES.    The  Value  Opportunities  Fund
Shares to be issued pursuant hereto (or a share deposit receipt representing such shares).

               (d)       CERTIFICATE OF FULL FORCE AND EFFECT.   Certificate  of
Full Force and Effect regarding Nationwide issued as of a recent date by the Ohio Secretary of State.

               (e) COUNSEL'S OPINIONS. Opinions of counsel, addressed to Principal Preservation, dated as of the Closing Date, substantially in the forms attached hereto as Exhibits A and B.
                   ----------     -

               (f) OTHER DOCUMENTS. Such other documents and showings as shall reasonably be required by Principal Preservation and its counsel.

10.  FURTHER AGREEMENTS

     10.1 EXPENSES. No costs, fees or expenses will be paid by the Select Value Portfolio or the Value Opportunities Fund in connection with this Agreement and the transactions contemplated hereby. Each of the parties hereto represents and warrants that it has not incurred any obligation or liability, contingent or otherwise, for broker's, finder's or advisor's fees in connection with the transactions provided for herein and each agrees to hold the others harmless from and against all such liability arising out of contracts, express or implied, which may be asserted against the non-contracting parties.

     10.2 RECOMMENDATION AND SOLICITATION OF SHAREHOLDER VOTE. Principal Preservation will recommend that shareholders of the Select Value Portfolio approve the Reorganization, and will use its best efforts to solicit the Required Select Value Portfolio Shareholder Vote.

     10.3 INFORMATION TO BE FURNISHED. Nationwide will furnish Principal Preservation with copies of all written comments or the substance of oral communications received from the staff of the SEC with regard to the Registration Statement, and the parties will cooperate with each other in revising, if necessary, the Registration Statement to comply with such comments. Nationwide shall not file the Registration Statement or any amendment without the prior consent of Principal Preservation or its counsel.

     10.4 CONDUCT OF BUSINESS OF THE SELECT VALUE PORTFOLIO AND THE VALUE OPPORTUNITIES FUND. From and after the date of this Agreement and through the Closing Date, Principal Preservation shall, with regard to the Select Value
Portfolio: (a) maintain its books, accounts and records in accordance with generally accepted accounting principles and practices consistently applied; (b) materially comply with all laws applicable to the conduct of its business; (c) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and not introduce any method of operation in respect of such business, except in a manner consistent with prior practice; (d) without the written consent of Nationwide, make no change in its bylaws which would materially affect the Select Value Portfolio;
(e) use its best efforts to preserve its business organization intact, and to preserve the goodwill of the Select Value Portfolio shareholders and others having business relations with it; (f) not take any action which would, or with the passage of time could, jeopardize its qualification as a "regulated investment company" under Section 851 of the Code; and (g) except as contemplated by this Agreement, not enter into any other transactions other than in the ordinary course of business.

               From and after the date of this Agreement and through the Closing Date, Nationwide shall with regard to the Value Opportunities Fund: (a) maintain its books, accounts and records in accordance with generally accepted accounting principles and practices consistently applied; (b) materially comply with all laws applicable to the conduct of its business; (c) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and not introduce any method of operation in respect of such business, except in a manner consistent with prior practice;
(d) without the written consent of Principal Preservation, make no change in its agreement and declaration of trust or bylaws that would materially affect the Value Opportunities Fund; (e) use its best efforts to preserve its business organization intact, and to preserve the goodwill of its investors and others having business relations with it; (f) not take any action which would, or with the passage of time could, jeopardize its qualification as a "regulated investment company" under Section 851 of the Code; and (g) except as contemplated by this Agreement, not enter into any other transactions that may have a material adverse effect on the Value Opportunities Fund or the Reorganization, other than in the ordinary course of business.

     10.5 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES OR COVENANTS. Except as set forth below, none of the representations, warranties or covenants in this Agreement or in any certificate or investment delivered pursuant to this Agreement shall survive the Closing Date and no party shall, therefore, have any recourse therefor against any other party in connection therewith. This Section shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

     10.6      OBLIGATIONS OF PARTIES.

               (a) Nationwide and Principal Preservation hereby acknowledge and agree that the Value Opportunities Fund is a separate investment portfolio of Nationwide, that Nationwide is executing this Agreement on behalf of the Value Opportunities Fund, and that, subject to Section 10.1, any amounts payable by Nationwide under or in connection with this Agreement shall be payable solely from the revenues and assets of the Value Opportunities Fund.

               (b) Nationwide and Principal Preservation hereby acknowledge and agree that the Select Value Portfolio is a separate investment portfolio of Principal Preservation, that Principal Preservation is executing this Agreement on behalf of the Select Value Portfolio, and that, subject to
Section 10.1, any amounts payable by Principal Preservation under or in connection with this Agreement shall be payable solely from the revenues and assets of the Select Value Portfolio.

     10.7 UPDATING OF SCHEDULES. The Schedules which have been delivered by Principal Preservation to Nationwide prior to the execution of this Agreement have been prepared by Principal Preservation and will be updated by Principal Preservation to include information as of such date as may be requested by Nationwide from time to time and delivered to Nationwide with any and all changes specifically marked so that all such Schedules are true, accurate and complete in all respects at the time of Closing. The Schedules which have been delivered by Nationwide to Principal Preservation prior to the execution of this Agreement have been prepared by Nationwide and will be updated by Nationwide to include information as of such date as may be requested by Principal Preservation from time to time and delivered to Principal Preservation with any and all changes specifically marked so that all such Schedules are true, accurate and complete in all respects at the time of Closing.

     10.8      FINAL TAX RETURNS AND FORMS 1099 OF THE SELECT VALUE PORTFOLIO

               (a) After the Closing, Principal Preservation shall prepare, or shall cause its agents to prepare, any federal, state or local tax returns, including any Forms 1099, required to be filed by Principal Preservation with respect to the Select Value Portfolio's final taxable years and shall further cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

               (b) Notwithstanding the provisions hereof, any expenses incurred by Principal Preservation or the Select Value Portfolio (other than for payment of taxes) in connection with the preparation and filing of said tax returns and Forms 1099 after the Closing, shall be borne to the extent such expenses have been accrued by the Select Value Portfolio in the ordinary course without regard to the Reorganization contemplated by this Agreement; any excess expenses shall be borne by the Value Opportunities Fund at the time such tax returns and Forms 1099 are prepared pursuant to and agreement between Principal Preservation and Nationwide.

     10.9 COOPERATION AND EXCHANGE OF INFORMATION. Nationwide and Principal Preservation will provide each other and their respective representatives with such cooperation and information as either of them reasonably may request of the other in filing any tax returns, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees and officers available on a mutually convenient basis to provide explanations of any documents or information provided hereunder to the extent, if any, that such party's employees are familiar with such documents or information. Each party will retain for a period of six (6) years following the Closing all returns, schedules and work papers and all material records or other documents relating to tax matters of the Select Value Portfolio and the Value Opportunities Fund for its taxable period first ending after the Closing and for all prior taxable periods. Any information obtained under this Section 10.9 shall be kept confidential except as may be otherwise necessary in connection with the filing of returns or claims for refund.

11.  TERMINATION

     11.1 GENERAL PROVISIONS. This Agreement may not be terminated at any time prior to the Closing Date by any party, except that this Agreement may be terminated:

               (a)       By mutual written consent of the parties hereto:

               (b) By either Nationwide, on the one hand, or Principal Preservation, on the other hand, by written notice to the other, if the Closing shall not have occurred on or before March 31, 2001, or such later date to which the parties shall have extended this Agreement by mutual written consent;

               (c) By Nationwide, if there has been a misrepresentation, breach of warranty or failure to perform any agreement or covenant on the part of Principal Preservation in any of its representations, warranties, agreements or covenants set forth in this Agreement resulting in the failure of any condition in Section 8 hereof;

               (d) By Principal Preservation, if there has been a misrepresentation, breach of warranty or failure to perform any agreement or covenant on the part of Nationwide in any of its representations, warranties, agreements or covenants set forth in this Agreement resulting in the failure of any condition in Section 7 hereof: and;

               (e) By Nationwide at any time if the Board of Directors of Principal Preservation changes its recommendations to the shareholders of the Select Value Portfolio.

Any termination of this Agreement pursuant to this Section 11.1 shall be by notice in writing to the other party.

     11.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 11.1 hereof or if the Closing does not occur by reason of any of the conditions in Sections 7 and 8 hereof not being satisfied, then there shall be no other liability on the part of any party (or its trustees, directors, officers, agents or shareholders) to the other (or its trustees, directors, officers, agents or shareholders); provided, however, that such termination shall not preclude liability attaching to a party who has caused the termination hereof by willful act or willful failure to act in violation of the terms and provisions of this Agreement.

12.  AMENDMENT

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

13.  WAIVER

     Any terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, or their respective counsel. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or beach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

14.  MISCELLANEOUS PROVISIONS

     14.1 HEADINGS. The Article and Section headings contained in this Agreement will have reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent affected by the Maryland General Corporate Law and the 1940 Act.

     14.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, telegraphed or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

          (a)  If to Nationwide or the  Nationwide Mutual Funds
               Value Opportunities      1200 River Road
               Fund at:                 Conshohocken, Pennsylvania 19428
                                        Attention:  Treasurer

               with a copy to:          Stradley Ronon Stevens & Young LLP
                                        2600 One Commerce Square
                                        Philadelphia, Pennsylvania  19103
                                        Attention:  Eric E. Miller

          (b)  If to Principal          Principal Preservation Portfolios, Inc.
               Preservation or          215 North Main Street
               the Select Value         West Bend, Wisconsin   53095
               Portfolio:               Attention: President

               with a copy to:          Quarles & Brady LLP
                                        411 East Wisconsin Avenue
                                        Milwaukee, Wisconsin   53202
                                        Attention: Conrad G. Goodkind

Written notice given by any other method shall be deemed effective only when actually received by the party to whom given.

     14.4 FURTHER ASSURANCE. Each of the parties hereto hereby agrees that after the Closing Date it will from time to time, upon the reasonable request of another party hereto, take such further action as the other may reasonably request to carry out the transfer and sale of assets contemplated by this Agreement, including, without limitation, the execution and delivery of all further evidences and instruments of transfer and assignment.

     14.5      EXECUTION AND COUNTERPARTS.   This Agreement  may be executed  in
any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one agreement.

     14.6 MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder, it being expressly agreed that there are no third party beneficiaries of this Agreement; (c) shall be binding upon and inure to the benefit of the Value Opportunities Fund and the Select Value Portfolio, and their respective permitted successors and assigns; and (d) neither this Agreement nor any interest herein may be assigned by any party without the prior written consent of the other.

     14.7 PUBLICITY. Neither the parties to this Agreement nor their respective directors, trustees, officers, stockholders, employees or agents shall issue any press release or other announcement with respect to this Agreement, or otherwise make any disclosures relating thereto to the press without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required where such release, announcement or disclosure is required by applicable law or the rules or regulations of a securities exchange, other self-regulatory authority or governmental agency.

     14.8 LIABILITY OF NATIONWIDE BOARD OF TRUSTEES. The obligations of Nationwide entered into in the name or on behalf thereof by any of Nationwide's Trustees, representatives, or agents are not made individually, but only in their capacities with respect to Nationwide. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of Nationwide personally, but bind only the assets of Nationwide. All persons dealing with the Value Opportunities Fund must look solely to the assets of Nationwide belonging to such series for the enforcement of any claims against Nationwide hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                              PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                              (On Behalf of the Select Value Portfolio)

                              By:  ---------------------------------------------
                                   John Mulherin, President and CEO

                              NATIONWIDE MUTUAL FUNDS
                              (On Behalf of the Nationwide Value Opportuni  ties
                              Fund)


                              By:  ---------------------------------------------

                              Title:  ------------------------------------------